Exhibit 10.2.1

SECOND ADDENDUM TO THE

MASTER SERVICES AGREEMENT

ON BEHALF OF THE SCHOOL OF SOCIAL WORK

This Second Addendum to the Master Services Agreement on behalf of the School of Social Work (“Second Addendum”) is entered into by and between the University of Southern California, a California nonprofit educational institution (“USC”), on behalf of its School of Social Work, and 2U, Inc. (f/k/a 2tor, Inc.), a Delaware corporation (“2U”), on March 14, 2014 (“Second Addendum Effective Date”).  USC and 2U are referred to collectively in this Second Addendum as the “parties” and individually as a “party.”  The parties agree that capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the MSA (each as defined below).

WITNESSETH

WHEREAS, USC and 2U entered into a certain Master Services Agreement dated April 12, 2010 (including as modified by a certain Addendum to Master Services Agreement Regarding Turnitin Services dated July 22, 2011) (collectively, the “MSA”) for the provision of online distance learning program(s); and

WHEREAS, USC, on behalf of its School of Social Work (“School”) and 2U entered into a certain Addendum to the Master Services Agreement for School of Social Work dated April 12, 2010 (“SOWK Addendum”) regarding the delivery of an online Master of Social Work degree program; and

WHEREAS, subsequent to the parties’ execution of the MSA and the SOWK Addendum, 2tor, Inc. changed its name to 2U, Inc., but, notwithstanding the foregoing, 2U is the same legal entity and has the same rights, responsibilities and obligations (legal and otherwise) as 2tor, Inc., and the parties shall hereinafter refer to 2tor as 2U as a matter of convenience to the parties without otherwise affecting the rights, responsibilities or obligations of either party hereunder or otherwise; and

WHEREAS, USC, on behalf of the School, and 2U wish to commence offering an online Doctor of Social Work (“DSW”) degree program on the same terms and conditions as set forth in the MSA and as  set forth in this Second Addendum;

NOW, THEREFORE, FOR DUE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.                                      All terms not defined herein shall have the same meaning as they do in the MSA.

2.                                      To the extent any of the terms and conditions of this Second Addendum conflict with the terms and conditions of the MSA and/or the SOWK Addendum, the terms and conditions set forth herein shall prevail.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.                                      Beginning on the Second Addendum Effective Date, the parties shall develop and administer the DSW degree program on the terms and conditions set forth in the MSA and as set forth herein.  The parties agree that the following shall constitute the definitions and other information applicable to the DSW degree program agreed upon by the parties via this Second Addendum, as referenced in the applicable sections of the MSA set forth below:

Recitals

A)                                                                                                           1st Recital:    The following shall constitute the “School” as set forth in the first recital of the Agreement:  School of Social Work, with an address of Montgomery Ross Fisher Building, Los Angeles, CA 90089-0411.

B)                                                                                                           2nd Recital:    The following shall constitute the “Degree” to be offered by the School listed above as set forth in the second recital of the Agreement:  Doctor of Social Work (DSW).

1)             2U’s Services.

D.            Host Relationships. USC shall not require students to participate in Internships or Residencies as part of the DSW degree program.  At USC’s sole cost and expense, USC will require two 7 to 10 day ‘Institutes’ that all students will attend in their first and second year of the DSW degree program.

G.            Program and Course Delivery and Support.  2U will provide support to USC faculty members, other instructional and technical personnel, and students for the use of 2U technology and related required applications.

I.                Academic and Professional Certification.  2U is not required to assist USC in securing approval of the DSW Program as may be necessary to enable graduates to satisfy the academic and related requirements for certification in California.

2)             USC’s Services.

A)           Recruiting. The Program will be branded as DSW@USC, and/or as otherwise mutually determined by USC and 2U.

E)            Curriculum Design. Date by which USC will set the Curriculum framework: to be mutually determined by USC and 2U in consideration of the date of the Pilot Launch; Date on which USC will launch the Pilot: Fall, 2015, with specific Pilot Launch date in Fall, 2015 to be mutually determined by USC and 2U.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

F)             Curriculum Production and Deployment.

i.  Syllabi draft date for Pilot Launch courses: to be mutually determined by USC and 2U, but in any event, sufficiently in advance of the Pilot Launch date.

ii. Syllabi draft date for Program Launch courses: as shall be mutually determined by USC and 2U but in any event, sufficiently in advance of the Program Launch date.

iii. Syllabi draft date for Additional Courses Launch courses: as mutually determined by USC and 2U, but in any event, sufficiently in advance of Additional Courses Launch date.

G.            Program and Course Delivery and Support.  USC will provide support to its faculty in teaching online, in the curriculum, and in other necessary non-technical content.

3)             Accounting:

A)           End date for the first Fiscal Year of the Program: June 30, 2016.

C)           Finances.  All Program Proceeds net of refunds actually granted by USC (“Net Program Proceeds”) shall be shared between USC and 2tor as follows:

i)                 2U will be entitled to [***]% of the Net Program Proceeds, for its technology, production, marketing, technical support and other services.

ii)              USC will be entitled to retain all remaining Net Program Proceeds for USC’s admissions, marketing, Curriculum development, Program instruction, student evaluation, Program evaluation and other support of the Program.

4)             C) Additional names.  Additional names that USC grants to 2U the right to use: none.

5)             Term and Termination.

A) Pilot and Program Launch.  2U shall produce up to forty-five (45) credits for the DSW Program as determined by USC, and each course shall be worth three (3) credits.  USC may include up to three (3) additional dissertation/capstone courses for which USC shall be solely responsible to create and produce.

i)                 The Pilot Launch will be in the Fall, 2015; it shall contain three (3) to four (4) courses as determined by USC.  USC shall determine the working titles of the courses in the Pilot Launch.  The number of students in the initial Session shall not exceed two hundred (200).

ii)              The Program Launch shall be on a date to be mutually determined by USC and 2U; it shall consist of a number of courses to be reasonably determined by USC.   USC shall determine the working titles of the courses in the Program Launch.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

iii)           The Additional Courses Launch will be on a date to be mutually determined by USC and 2U.

B)           Initial Term.  The initial term of this Second Addendum shall be deemed to have commenced on the Second Addendum Effective Date and shall be coterminous with the initial term of the SOWK Addendum, subject to earlier termination or non-renewal of the MSA, the SOWK Addendum or this Second Addendum as set forth in Sections 5.C and 5.D of the MSA.

D)           Automatic Renewal Terms. Subject to earlier termination as set forth in Section 5.C of the MSA, (i) this Second Addendum shall automatically renew for successive 3-year terms (the “Renewal Terms”) upon the renewal of the SOWK Addendum, and (ii) this Second Addendum shall automatically not renew upon the non-renewal of the SOWK Addendum.  [***] shall be made on a schedule and otherwise in accordance with the terms of the Agreement.

10) Exclusivity.

(a)(ii):  Date by which Program Proceeds received during prior Fiscal Year must equal or exceed designated amount: not applicable; amount that Program Proceeds received during prior Fiscal Year must equal or exceed: not applicable.

[Language in addition to Section 10 of the Agreement] Assuming 2U is able to recruit a sufficient number of qualified applicants, USC agrees that it shall permit up to 2,000 new student starts per Fiscal Year; at any time, it may raise this number to reflect increased capabilities (“Maximum Class Size”).  However, if USC materially changes its admissions criteria, or if the number of new students starts in any Fiscal Year is equal to or exceeds eighty percent (80%) of the Maximum Class Size, then, for the remainder of the contract term (and any renewals or extensions hereof), 2U may offer Competitive Program(s).

15) C) Address.  Address for notice to USC to be delivered to (address and attention):

University of Southern California

Office of the General Counsel

Administration 352

Los Angeles, California 90089-5013

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Address for notice to 2U to be delivered to (address and attention):

2U, Inc.

8201 Corporate Drive, Suite 900

Landover, MD 20785

Facsimile: (301) 459-5890

Attention:  General Counsel’s Office

with a copy to:

Michael R. Lincoln, Esquire

Cooley, LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5601

Facsimile: (703) 456-8100

THE UNIVERSITY OF SOUTHERN CALIFORNIA		2U, INC.

By:	/s/ Michael Quick	By:	/s/ Christopher J. Paucek
	Michael Quick		Christopher J. Paucek
	Executive Vice President		Chief Executive Officer

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.